                                                                EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

       A NATIONAL BANKING ASSOCIATION                     36-0899825
                                                          (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS          60670-0126
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ___________________________________

                           UNION PLANTERS CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         TENNESSEE                                        62-0859007
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

  UNION PLANTERS ADMINSITRATIVE CENTER
  7130 GOODLETT FARMS PARKWAY
  MEMPHIS, TENNESSEE                                      38018
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


                      JUNIOR SUBORDINATED DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)    NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)    WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                 PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.





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



                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of March, 1997.


                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  TRUSTEE

                                  BY       /S/ RICHARD D. MANELLA
                                           RICHARD D. MANELLA
                                           VICE PRESIDENT





* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).





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



                                   EXHIBIT 6



                    THE CONSENT OF THE TRUSTEE REQUIRED BY
                          SECTION 321(b) OF THE ACT


                                March 12, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Union Planters Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  BY:      /S/ RICHARD D. MANELLA
                                           RICHARD D. MANELLA
                                           VICE PRESIDENT





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


                                   EXHIBIT 7

Legal Title of Bank:              The First National Bank of Chicago
Call Date: 12/31/96  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0460
Page RC-1
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                           C400           <-
                                                                            DOLLAR AMOUNTS IN             --------      -------
                                                                               THOUSANDS         RCFD     BIL MIL THOU
                                                                            ------------------   ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)  . . . . . . .                      0081     4,586,399       1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . . .                      0071     5,224,838       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)  . . . . .                      1754             0       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) . . . .                      1773     3,335,304       2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . . . .                      0276     4,157,626       3.a.
    b. Securities purchased under agreements to resell  . . . . . . . . . .                      0277        96,125       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 2122 23,448,929                         4.a.
    b. LESS: Allowance for loan and lease losses. . . . . . . . . . . . . .  RCFD 3123    419,373                         4.b.
    c. LESS: Allocated transfer risk reserve. . . . . . . . . . . . . . . .  RCFD 3128          0                         4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . . .                      2125    23,029,556       4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . . . . . . .                      3545     7,888,514       5.
6.  Premises and fixed assets (including capitalized leases)  . . . . . . .                      2145       701,700       6.
7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . . .                      2150        11,061       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . .                      2130        62,681       8.
9.  Customers' liability to this bank on acceptances outstanding                                 2155       480,933       9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . . . .                      2143       303,014      10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . .                      2160     1,745,155      11.
12. Total assets (sum of items 1 through 11)  . . . . . . . . . . . . . . .                      2170    51,622,906      12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.





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


Legal Title of Bank:              The First National Bank of Chicago         Call Date:  12/31/96 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0460                                                   Page RC-2
City, State  Zip:                          Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

[24SCHEDULE RC-CONTINUED
                                                                    DOLLAR AMOUNTS IN
                                                                        THOUSANDS                     BIL MIL THOU
                                                                    ----------------                  ------------
LIABILITIES
13.  Deposits:
     a.   In domestic offices (sum of totals of columns A and C
          from Schedule RC-E, part 1)   . . . . . . . . . . . . . . RCON 2200  22,032,796                              13.a.
          (1) Noninterest-bearing(1)  . . . . . . . . . . . . . . . RCON 6631  9,190,670                               13.a.(1)
          (2) Interest-bearing  . . . . . . . . . . . . . . . . . . RCON 6636 12,842,126                               13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
          IBFs (from Schedule RC-E, part II)  . . . . . . . . . . . RCFN 2200  10,861,857                              13.b.
          (1) Noninterest bearing   . . . . . . . . . . . . . . . . RCFN 6631   285,745                                13.b.(1)
          (2) Interest-bearing      . . . . . . . . . . . . . . . . RCFN 6636 10,576,382                               13.b.(2)


14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased   . . . . . . . . . . . . . . . . . RCFD 0278   2,639,255                              14.a.
     b. Securities sold under agreements to repurchase  . . . . . . RCFD 0279      66,564                              14.b.
15.  a. Demand notes issued to the U.S. Treasury  . . . . . . . . . RCON 2840     121,352                              15.a.
     b. Trading Liabilities . . . . . . . . . . . . . . . . . . . . RCFD 3548   5,793,742                              15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less  . . . . . . . . RCFD 2332   2,665,232                              16.a.
     b. With original  maturity of more than one year   . . . . . . RCFD 2333      58,105                              16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 2910     285,671                              17.
18.  Bank's liability on acceptance executed and outstanding  . . . RCFD 2920     480,933                              18.
19.  Subordinated notes and debentures  . . . . . . . . . . . . . . RCFD 3200   1,400,000                              19.
20.  Other liabilities (from Schedule RC-G)   . . . . . . . . . . . RCFD 2930   1,199,147                              20.
21.  Total liabilities (sum of items 13 through 20)   . . . . . . . RCFD 2948  47,604,654                              21.
22.  Limited-Life preferred stock and related surplus   . . . . . . RCFD 3282      0                                   22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus  . . . . . . . . RCFD 3838      0                                   23.
24.  Common stock   . . . . . . . . . . . . . . . . . . . . . . . . RCFD 3230     200,858                              24.
25.  Surplus (exclude all surplus related to preferred stock)   . . RCFD 3839   2,934,523                              25.
26.  a. Undivided profits and capital reserves  . . . . . . . . . . RCFD 3632     865,652                              26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities  . . . . . . . . . . . . . . . . . . . . . . . . RCFD 8434      18,441                              26.b.
27.  Cumulative foreign currency translation adjustments  . . . . . RCFD 3284      (1,222)                             27.
28.  Total equity capital (sum of items 23 through 27)  . . . . . . RCFD 3210   4,018,252                              28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)  . . . . . . . . . . . . RCFD 3300  51,622,906                              29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external

                                                                                              Number


     auditors as of any date during 1995  . . . . . . . . . . . . . RCFD 6724 . .... N/A                                M.1.

1 =  Independent audit of the bank conducted in accordance          4  =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank            authority)
2 =  Independent audit of the bank's parent holding company         5  =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which          6  =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                               7  =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                8  =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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